UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2011

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2011, Aqua America, Inc. ("Aqua") entered into a Stock Purchase Agreement with Connecticut Water Service, Inc. ("CTWS") pursuant to which Aqua will sell all of the outstanding shares of Aqua Maine, Inc. ("Aqua Maine"), a wholly-owned subsidiary of Aqua, to CTWS for a cash purchase price of $35.8 million (the "Purchase Price"), subject to certain adjustments at closing. The adjustments to the Purchase Price include a working capital adjustment and a cash payment, if required, from CTWS to Aqua in the amount of the excess of (a) the value of the assets that are transferred from the Aqua pension plan to a pension plan designated by CTWS attributable to the accrued pension benefits of the participants in Aqua's pension plan who are active employees, former employees or retirees of Aqua Maine over (b) the fair value of the assets allocable to the employees and retirees of Aqua Maine under the Aqua pension plan in accordance with Aqua's historic allocation methodology.

The Stock Purchase Agreement contains customary representations, warranties and covenants. The parties have agreed to indemnify each other under the Stock Purchase Agreement for breaches of representations, warranties and covenants, subject to certain limitations.

The closing of the transaction is subject to certain closing conditions, including the receipt of regulatory approval from the Maine Public Utilities Commission. In addition, the obligations of CTWS to complete the transaction are subject to the receipt by CTWS of financing that CTWS determines is necessary or desirable for CTWS to consumate the transaction. In the event that CTWS is unable to obtain such financing prior to the closing, and Aqua and CTWS are unable to mutually agree to the terms for Aqua to finance the purchase of Aqua Maine by CTWS, Aqua may terminate the Stock Pruchase Agreement and CTWS will be obligated to pay Aqua a fee in the amount of $2 million in cash as liquidated damages.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full Stock Purchase Agreement, a copy of which will be filed as an Exhibit to Aqua's Quarterly Report on Form 10-Q for the third quarter ending September 30, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

August 1, 2011	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Secretary